EXHIBIT 5


                                   August  29,  2002



Board  of  Directors
Flemington  Pharmaceutical  Corporation
31  State  Highway  12
Flemington,  New  Jersey  08822


               RE:     FLEMINGTON  PHARMACEUTICAL  CORPORATION
                       REGISTRATION  STATEMENT  ON  FORM  SB-2
                       ---------------------------------------

Gentlemen:

     We have acted as counsel for Flemington Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-86262, under the Securities Act of 1933, as amended, relating to the sale of up 16,443,151 shares of our common stock for sale by certain selling shareholders (8,559,852 of which are currently outstanding and 7,883,299 of which are issuable upon exercise outstanding warrants and options).

     We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based  on  the  foregoing,  we  are  of  the  opinion  that:

     1. All shares of common stock currently outstanding have been have duly authorized, validly issued, fully paid and non-assessable.

     2. The shares of common stock issuable upon exercise of the warrants and options have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the warrants and options, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

Board  of  Directors  of
 Flemington  Pharmaceutical  Corporation
August  29,  2002
Page  2



     We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

     We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.



                                   Very  truly  yours,

                                   /s/  Brown  Rudnick  Berlack  Israels  LLP

                                   Brown  Rudnick  Berlack  Israels  LLP